SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, DC  20549


              _____________________________________


                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

              ______________________________________



       Date of Report (Date of earliest event reported) May 3, 1996
                                                   -----------


                           CASINO AMERICA, INC.
          (Exact name of registrant as specified in its charter)




Delaware                      0-20538              41-1659606
- ---------------------------------------------------------------------
(State or other             (Commission            (IRS Employer
jurisdiction                 File Number)          Identification No.)
of incorporation)




711 Washington Loop        Biloxi, Mississippi                 39530
- ----------------------------------------------------------------------
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number including area code    (601) 436-7000
                                                    -----------------

Item 2.   Acquisition or Disposition of Assets.

     Grand Palais Riverboat, Inc. Acquisition.

     On May 3, 1996 (the "Closing Date"), Casino America, Inc. (the "Company") purchased all of the common stock of Grand Palais Riverboat, Inc. ("GPRI" and such purchase, the "GPRI Acquisition") as reorganized pursuant to a Stock Purchase and Sale Agreement (the "Grand Palais Agreement") dated December 29, 1995 between the Company and GPRI. GPRI had been the debtor and debtor in possession of the riverboat owned by GPRI (the "Grand Palais Riverboat") in the Chapter 11 proceeding entitled "Grand Palais Riverboat, Inc., Debtor, United States Bankruptcy Court, Eastern District of Louisiana, No. 95-12736-TMB, Chapter 11." On the Closing Date, GPRI owned the Grand Palais Riverboat, gaming equipment, certain other furniture, fixtures and equipment, all necessary gaming licenses issued by the State of Louisiana, and other permits and authorizations. On March 23, 1996, the Louisiana Riverboat Gaming Commission approved the GPRI Acquisition and agreed to issue a certificate of preliminary approval for the proposed relocation of the Grand Palais Riverboat to the Lake Charles, Louisiana market. The Riverboat Gaming Enforcement Division of the Louisiana State Police approved the transactions on April 26, 1996.

     The consideration paid in connection with the GPRI Acquisition was as follows: (i) a promissory note payable to First National Bank of Commerce in the amount of $16,500,000, plus the amount of certain specified expenses, secured by a first preferred ship mortgage on the Grand Palais Riverboat and other security, and bearing interest at the New York prime rate (as defined) plus 1%, the payment of which is guaranteed by the Company, (ii) $870,000 in cash to satisfy the claims of certain creditors providing Debtor-in-Possession financing, (iii) $2,200,000 in cash to satisfy certain administrative expenses, (iv) cash or a promissory note, in either case in an aggregate amount not to exceed $1,000,000 and payable in equal monthly installments over six years, to satisfy all allowed priority tax claims, (v) $250,000 in cash plus up to $750,000 in a note secured by property of GPRI to pay certain maritime claims, (vi) $250,000 in cash plus a $750,000 unsecured promissory note (which will increase by one-half of the difference, if any, between the actual allowed priority tax claims and $1,000,000), which note is guaranteed by the Company, to satisfy certain other preferred (WARN Act) maritime claims, (vii) $2,000,000 in cash and $10,000,000 in a note to satisfy certain unsecured creditors, the payment of which is secured by a second preferred ship mortgage on the Grand Palais Riverboat and other security, and guaranteed by the Company, (viii) 2,250,000 shares of the Common Stock, $.01 par value per share, of the Company (the "Common Stock"), and warrants to purchase an additional 500,000 shares of Common Stock at an exercise price of $10.00 per share, and (ix) the assumption of certain equipment obligations in an amount equal to $8,892,110 guaranteed by the Company and secured by a subordinated mortgage on the Grand Palais Riverboat for purposes of securing a priority interest in the equipment. The cash consideration paid or to be paid by the Company was raised through the Company's ongoing operations and through a sale of 1,020,940 shares of Common Stock to members of the Goldstein family for approximately $6,000,000 in the aggregate.

     The Company intends to operate the Grand Palais Riverboat as part of a two-riverboat operation that would share a land-based facility with the existing Isle of Capri casino in Lake Charles that is managed by the Company and owned by St. Charles Gaming Company, Inc. ("SCGC"). Prior to May 3, 1996, 50% of the capital stock of SCGC was owned by Louisiana Riverboat Gaming Partnership ("LRGP") and 50% of the capital stock of SCGC was owned by Crown Casino Corporation ("Crown"). The Company has a 50% interest in LRGP.

     St. Charles Gaming Company, Inc. Acquisition.

     On May 3, 1996, in an independent transaction to the GPRI Acquisition, the Company purchased from Crown the 50% interest in SCGC owned by Crown (the "SCGC Acquisition") pursuant to a Stock Purchase Agreement (the "SCGC Purchase Agreement") dated January 19, 1996 between the Company and Crown. The Company acquired such 50% interest in SCGC in exchange for 1,850,000 shares of Common Stock. As part of the SCGC Acquisition, the payment terms relating to a $20 million promissory note previously issued by LRGP to Crown were restructured and the Company issued a new five-year warrant to Crown permitting Crown to purchase 416,667 shares of Common Stock in exchange for the cancellation of $5,000,000 of this promissory note. The existing five-year warrant permitting Crown to purchase 416,667 shares of Common Stock in exchange for the cancellation of an additional $5,000,000 of this promissory note was redated to begin May 3, 1996, but otherwise was unchanged.

     As a result of the SCGC Acquisition, the Company owns 50% of the outstanding capital stock of SCGC directly and 25% of the outstanding capital stock of SCGC indirectly through the Company's 50% interest in LRGP, which owns 50% of the common stock of SCGC.

Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits.

     (a) & (b) Financial Statements and Pro Forma Financial Information.

          It is impracticable at this time for the Company to file, together with this Current Report on Form 8-K, the financial statements and pro forma financial information required by Item 7 of Form 8-K. Accordingly, the Company hereby undertakes to file such statements and information, to the extent required, by amendment to this Current Report on Form 8-K on or prior to July 16, 1996.

     (c)  Exhibits.

          2.1 Stock Purchase and Sale Agreement pursuant to a Plan of Reorganization dated December 29, 1995 between Casino America, Inc. and Grand Palais Riverboat, Inc.*

          2.2 Stock Purchase Agreement dated January 19, 1996 by and among Casino America, Inc. and Crown Casino Corporation.**

          99.1 Press Release dated May 6, 1996.

          99.2 Press Release dated May 6, 1996.

- -----------------------
* Incorporated by reference to Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 1996.

** Incorporated by reference to Exhibit 10.4 to the Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 1996.

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         CASINO AMERICA, INC.
                         --------------------
                         (Registrant)




Date: May 17, 1996            By:   /s/ Allan B. Solomon
                                   ----------------------
                                   Allan B. Solomon
                                   Executive Vice President,
                                   General Counsel and Secretary